Exhibit 10.9

LEASE, EQUIPMENT AND OFFICE SERVICES AGREEMENT

Made on the 1st day of October 1999

Between

Decision Systems Israel Ltd.

of 11 Ben Gurion Street

Givat Shmuel, Israel

(hereinafter referred to as “DSI”)

And

PowerCom Control Systems Ltd.

of 11 Ben Gurion Street

Givat Shmuel, Israel

(hereinafter referred to as “PowerCom”)

WHEREAS, DSI has declared that it has the right to sublet to PowerCom office space located at DSI’s premises at 11 Ben Gurion Street, Givat Shmuel, all as specifically set out in Annex A hereto (the “Premises”);

WHEREAS the parties desire that PowerCom obtain certain office services from DSI;

WHEREAS, DSI has agreed to let the Premises and to provide certain office and administrative services and equipment to PowerCom, and PowerCom has agreed to lease the Premises and receive the services and equipment, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, it is hereby declared and agreed between the parties as follows:

1.	The provisions of the preamble to this Agreement form an integral part hereof and are binding upon the parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Asset Purchase Agreement, dated October 1, 1999 between the parties hereto.

2.	DSI shall permit PowerCom to use the premises for the period commencing on the Closing Date and terminating twelve (12) months thereafter (hereinafter the “Term”).

3.	PowerCom may terminate its lease of the Premises from DSI upon the same conditions for termination as apply to the lease by DSI of its premises.

4.	PowerCom shall pay DSI, during the Term, a sum of $14,000 Dollars (US$ ) plus VAT per month (the “Payment”), which shall be paid once every two (2) months in advance during the Term, commencing on the first day of the first month after the date hereof. All such sums shall be paid in New Israeli Shekel calculated at the Representative Rate of Exchange as announced by the Bank of Israel on the day before the date of such payment.

The Parties acknowledge that the Payment covers all the Office Services listed in this Agreement, including but not limited to the use of the Premises and the services described herein and in the schedules attached hereto.

5.	DSI hereby agrees, warrants and undertakes:

a.	To vacate the Premises for use by PowerCom during the Term, and to provide PowerCom with the use of the furniture and equipment as set out in Schedule 1.4 to the Asset Purchase Agreement.

b.	To ensure that PowerCom, whilst observing and performing all conditions and covenants on its part, as herein contained, shall peacefully enjoy the Premises during the Term, without any interference by DSI, or any person claiming to act on the DSI’s behalf;

c.	During the Term, DSI will repair the Premises on its account upon being given reasonable notice by PowerCom of the necessity therefor. PowerCom will reimburse DSI for the expense involved with such repair. In the event of Force Majure for which no reasonable notice could be given, PowerCom will be entitled to execute emergency repairs on account of the DSI;

d.	To insure the Premises in the names of PowerCom and to provide PowerCom with copies of the Certificates of Insurance thereof on request, and to give PowerCom 3 days notice of its intention to cancel any such insurance;

e.	To pay local municipal rates and taxes, as well as all electricity, water, gas and security service bills on time during the Term, and to be responsible for the payment of any fines imposed for late payment of such bills;

f.	To insure, on its account, for entire Term, all items specified in the Office Supply List against all risks, including third party liability, as is customary with regard thereto;

g.	To provide PowerCom with sufficient telephone and communication lines, photocopying and office supplies in a number and quality as provided for in the Office Supply List.

h.	To provide PowerCom with the office and administrative/financial services set out in Annex B hereto.

6.	PowerCom hereby agrees, warrants and undertakes:

a.	That it has examined the Premises and the Office Supplies on the Office Supply List, and has found them to be satisfactory for its needs.

b.	To maintain the interior of the Premises in the same good and habitable state and condition as on the date of receipt of its tenancy thereof, subject to fair wear and tear.

c.	Not to assign in whole or in part rights and obligations hereunder to any person or persons without the prior written consent of DSI, and not to sublet the Premises or any part thereof, not to transfer the tenancy of the Premises or any part thereof, to any person or persons other than a subsidiary or affiliate, without the prior written consent of DSI.

d.	Upon termination of the Term to return the Premises and the Office Supplies in good and proper working order, normal wear and tear excluded.

e.	To pay in a timely manner for the telephone and communication lines provided by DSI as set out in Article 5 above.

7.	In the event DSI fails to comply with any of the conditions listed in Article 5 of this Agreement, PowerCom shall be entitled, upon sufficient advance notice to DSI to enable it to remedy such situation and upon DSI’s failure to do so, either to terminate this Agreement or, at PowerCom’s option, to take any reasonable measures under the circumstances to make such remedies to the Premises, at the entire cost and expense of DSI. PowerCom shall be entitled to either (i) deduct all expenses thus incurred by itself from any future payments due to DSI, or (ii) demand immediate refund of all such expenses by DSI.

8.	In the event that the Premises are destroyed, or seriously damaged as a result of fire, earthquake, war or any other disastrous occurrence, to such an extent that they have become totally uninhabitable, PowerCom shall be entitled to immediate termination of this Agreement without prior notice.

9.	This Agreement shall be governed by and construed in accordance with the laws of Israel. Any dispute between the parties concerning any issue under this Agreement, or under or in relation thereto, which cannot be settled amicably, shall be presented in and determined by the Israeli courts at Tel Aviv which shall have exclusive jurisdiction.

10.	Any notice to be given hereunder by one party to the other may be sent by registered post to the addresses first above listed.

Any notice so sent by either party shall be deemed to have been properly served to the other party upon the expiration of seventy-two (72) hours from the posting of the registered letter containing such notice.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first above written

PowerCom Control System Ltd.		Decision Systems Israel Ltd.

By:	/s/ (illegible)	By:	/s/ (illegible)
Title:		Title:

LEASE, EQUIPMENT AND OFFICE SERVICES AGREEMENT

ANNEX A – PLAN OF THE PREMISES

LEASE, EQUIPMENT AND OFFICE SERVICES AGREEMENT

ANNEX B – LIST OF OFFICE SERVICES

Electricity

Water (outside the premises)

Sanitation (outside the premises)

Air Conditioning

Parking – according to existing spaces allocated to Transferred Employees

Reception services at DSI Hours

Maintenance

Cleaning

Photocopying

Office Supplies

Telephone lines and answering services

Fax services

Internet Connections

Payroll Services

Payables and Receivables Processing

Amendment

Pursuant to an informal arrangement between the parties, the original agreement has been extended, and the Payment amount set forth in Paragraph 4 of the original agreement has been reduced to $6,250 plus VAT per month.

The services provided, as listed on Annex B to the original agreement, have been amended to include the following:

•	Rent and all associated costs (taxes, maintenance, electricity, parking etc.)

•	Telephone (local and international with the exception of calls made by Comverge employees when overseas)

•	Computer systems maintenance and services

•	Insurance

•	Fax

•	Internet

•	Office supplies and services

•	Payroll and bookkeeping services

•	All administrative functions

•	Monthly financial reporting to Comverge USA

•	Financial statement preparation, tax and Chief Scientist reporting

•	Liaison with Kesselman & Kesselman (PWC’s Israeli affiliate)

In addition, charges may be made for professional personnel, which are charged on an hourly basis, as needed.